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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement on Form S-8, to register 1,825,000 common shares, of our report (which includes an explanatory paragraph concerning uncertainties surrounding the Company's ability to continue as a going concern) dated July 30, 1997, on our audits of the consolidated financial statements of ImmunoGen, Inc. as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997, which report is included in the 1997 ImmunoGen, Inc. Annual Report on Form 10-K.



                                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 5, 1998